Exhibit 99.1

Saia Reports First Quarter Earnings per Share of $0.42

JOHNS CREEK, GA. – April 27, 2016 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, today reported first quarter 2016 financial results.

First Quarter 2016 Compared to First Quarter 2015 Results

•	Revenues were $290 million, a decline of 1.1%
•	Operating income decreased by 17% to $17.6 million
•	Net income fell 16% to $10.6 million
•	Diluted earnings per share were $0.42 compared to $0.49
•	Operating ratio of 93.9 compared to 92.8
•	LTL shipments per workday fell by 0.8% and LTL tonnage per workday declined 3.4%
•	LTL revenue per hundredweight increased 2.1%

“While we were not able to match last year’s record first quarter earnings results, I am pleased with the trajectory of our productivity and expense control initiatives.  We continue to see benefits in the areas of dock productivity and maintenance expenditures, while maintaining service and advancing quality initiatives. We also reduced purchased transportation expense, which represented 4.3% of revenue compared to 6.0% of revenue in the first quarter last year,” said Saia President and Chief Executive Officer, Rick O’Dell.

“Despite no noticeable improvement in the level of general economic activity, we secured average rate increases of 5.3% on contractual renewals in the period” O’Dell added.

Financial Position and Capital Expenditures

Total debt was $116.4 million at March 31, 2016 and inclusive of the cash on-hand, net debt to total capital was 20.9%.  Due primarily to the timing of capital expenditures and seasonality factors, this represents an increase to the  total debt of $69.0 million and net debt to total capital of 13.9% at December 31, 2015.

Net capital expenditures in the first quarter of 2016 were $63.7 million including equipment acquired with capital leases.  This compares to $33.2 million of net capital expenditures in the first quarter of 2015.  The Company currently plans net capital expenditures in 2016 of approximately $140 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 888-876-9177 or 785-424-1666 referencing conference ID #8234961.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through June 22, 2016 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 148 terminals in 34 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.

Saia, Inc. First Quarter 2016 Results

These factors, risks, assumptions and uncertainties include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk; (25) and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$238	$124
Accounts receivable, net	137,607	124,222
Prepaid expenses and other	37,590	34,643
Total current assets	175,435	158,989

PROPERTY AND EQUIPMENT:
Cost	1,056,435	995,514
Less: accumulated depreciation	467,212	456,335
Net property and equipment	589,223	539,179
OTHER ASSETS	31,047	31,025
Total assets	$795,705	$729,193

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$59,723	$54,754
Wages and employees' benefits	30,423	27,834
Other current liabilities	46,700	46,360
Current portion of long-term debt	13,659	12,432
Total current liabilities	150,505	141,380

OTHER LIABILITIES:
Long-term debt, less current portion	102,780	56,540
Deferred income taxes	69,078	67,417
Claims, insurance and other	34,574	35,967
Total other liabilities	206,432	159,924

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	231,114	230,593
Deferred compensation trust	(3,319)	(3,102)
Retained earnings	210,948	200,373
Total stockholders' equity	438,768	427,889
Total liabilities and stockholders' equity	$795,705	$729,193

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters Ended March 31, 2016 and 2015
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarters
	2016	2015
OPERATING REVENUE	$289,911	$293,022

OPERATING EXPENSES:
Salaries, wages and employees' benefits	170,266	157,729
Purchased transportation	12,467	17,714
Fuel, operating expenses and supplies	54,040	67,145
Operating taxes and licenses	10,040	9,096
Claims and insurance	8,081	4,837
Depreciation and amortization	17,243	15,199
Operating loss, net	190	69
Total operating expenses	272,327	271,789

OPERATING INCOME	17,584	21,233

NONOPERATING EXPENSES (INCOME):
Interest expense	963	1,019
Other, net	(7)	(51)
Nonoperating expenses, net	956	968

INCOME BEFORE INCOME TAXES	16,628	20,265
Income tax expense	6,053	7,660
NET INCOME	$10,575	$12,605

Average common shares outstanding - basic	24,998	24,803
Average common shares outstanding - diluted	25,445	25,513

Basic earnings per share	$0.42	$0.51
Diluted earnings per share	$0.42	$0.49

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Quarters Ended March 31, 2016 and 2015
(Amounts in thousands)
(Unaudited)
	Quarters
	2016	2015
OPERATING ACTIVITIES:
Net cash provided by operating activities	$16,306	$26,160
Net cash provided by operating activities	16,306	26,160

INVESTING ACTIVITIES:
Acquisition of business, net of cash received	–	(23,080)
Acquisition of property and equipment	(53,995)	(30,064)
Proceeds from disposal of property and equipment	367	294
Net cash used in investing activities	(53,628)	(52,850)

FINANCING ACTIVITIES:
Borrowing of revolving credit agreement, net	38,826	21,577
Proceeds from stock option exercises	–	1,842
Other financing activity	(1,390)	(900)
Net cash provided by financing activities	37,436	22,519

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	114	(4,171)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	124	4,367
CASH AND CASH EQUIVALENTS, END OF PERIOD	$238	$196

NON-CASH ITEMS:
Acquisition of property and equipment financed with capital leases	$10,032	$3,471

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2016 and 2015
(Unaudited)

					First Quarters
		First Quarters		%	Amount/Workday		%
		2016	2015	Change	2016	2015	Change
Workdays					64	63

Operating ratio		93.9%	92.8%

Tonnage (1)	LTL	868	884	(1.8)	13.56	14.04	(3.4)
	TL	168	188	(10.6)	2.62	2.98	(12.0)

Shipments (1)	LTL	1,553	1,542	0.7	24.26	24.47	(0.8)
	TL	24	27	(9.9)	0.38	0.42	(11.3)

Revenue/cwt. (2)	LTL	$15.49	$15.17	2.1
	TL	$5.64	$5.89	(4.3)

Revenue/shipment (2)	LTL	$173.20	$174.12	(0.5)
	TL	$786.24	$828.54	(5.1)

Pounds/shipment	LTL	1,118	1,147	(2.6)
	TL	13,942	14,061	(0.8)

Length of Haul		781	773	1.0

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.